Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON

(Exact name of trustee as specified in its charter)

New York	13-5160382
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

One Wall Street, New York, NY	10286
(Address of principal executive offices)	(Zip code)

CHC HELICOPTER S.A.

(Exact name of obligor as specified in its charter)

Luxembourg	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

4740 Agar Drive Richmond, BC, Canada	V7B1A3
(Address of principal executive offices)	(Zip code)

SEE TABLE OF ADDITIONAL OBLIGORS

9.375% Senior Notes due 2021

Guarantees of 9.375% Senior Notes due 2021

(Title of the indenture securities)

TABLE OF ADDITIONAL OBLIGORS

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address of Principal Executive Offices
6922767 Holding S.à r.l.	Luxembourg	98-0598004	13-15 Avenue de la Liberté L-1931 Luxembourg
Capital Aviation Services B.V.	Netherlands	98-0592415	9 Parellaan 2132 WS Hoofddorp The Netherlands
CHC Capital (Barbados) Limited	Barbados	Not Applicable	Deighton House Dayrell’s Road at Deighton St. Michael, BB14030 Barbados
CHC Den Helder B.V.	Netherlands	Not Applicable	9 Parellaan 2132 WS Hoofddorp The Netherlands
CHC Global Operations (2008) Inc.	Canada	Not Applicable	4740 Agar Drive Richmond, BC V7B 1A3 Canada
CHC Global Operations Canada (2008) Inc.	Canada	Not Applicable	4740 Agar Drive Richmond, BC V7B 1A3 Canada
CHC Global Operations International Inc.	Canada	Not Applicable	4740 Agar Drive Richmond, BC V7B 1A3 Canada
CHC Helicopter Holding S.à r.l.	Luxembourg	94-13440907	13-15 Avenue de la Liberté L-1931 Luxembourg
CHC Helicopters (Barbados) Limited	Barbados	Not Applicable	Deighton House Dayrell’s Road at Deighton St. Michael, BB14030 Barbados
CHC Holding NL B.V.	Netherlands	98-0596801	9 Parellaan 2132 WS Hoofddorp The Netherlands
CHC Holding (UK) Limited	Scotland	Not Applicable	CHC House Howe Moss Drive Kirkhill Industrial Estate Dyce, Aberdeen, AB21 0GL Scotland
CHC Hoofddorp B.V.	Netherlands	98-0952413	9 Parellaan 2132 WS Hoofddorp The Netherlands
CHC Netherlands B.V.	Netherlands	98-2592409	9 Parellaan 2132 WS Hoofddorp The Netherlands
CHC Norway Acquisition Co AS	Norway	98-0596777	Stavanger Lufthavn 4050 Sola Norway

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address of Principal Executive Offices
Helicopter Services Group AS	Norway	98-0592436	Stavanger Lufthavn 4050 Sola Norway
Heli-One Canada Inc.	Canada	Not Applicable	4740 Agar Drive Richmond, BC V7B 1A3 Canada
Heli-One Holdings (UK) Limited	England	98-0596780	CHC House Howe Moss Drive Kirkhill Industrial Estate Dyce Aberdeen AB21 0GL Scotland
Heli-One (Europe) AS	Norway	98-0592435	Stavanger Lufthavn 4050 Sola Norway
Heli-One Leasing Inc.	Canada	Not Applicable	4740 Agar Drive Richmond, BC V7B 1A3 Canada
Heli-One Leasing (Norway) AS	Norway	45-4005893	Stavanger Lufthavn 4050 Sola Norway
Heli-One (Norway) AS	Norway	98-0476722	Stavanger Lufthavn 4050 Sola Norway
Heli-One (Netherlands) B.V.	Netherlands	98-0592414	9 Parellaan 2132 WS Hoofddorp The Netherlands
Heli-One (UK) Limited	Scotland	98-0592451	CHC House Howe Moss Drive Kirkhill Industrial Estate Dyce Aberdeen AB21 0GL Scotland
Heli-One (U.S.) Inc.	Delaware	84-1719617	2711 Centerville Road Suite 400 Wilmington, Delaware 19808
Heli-One USA Inc.	Texas	75-2303691	350 N. Paul Street Suite 2900 Dallas, Texas 75201
Heliworld Leasing Limited	England	98-0592464	CHC House Howe Moss Drive Kirkhill Industrial Estate Dyce Aberdeen AB21 0GL Scotland

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address of Principal Executive Offices
CHC Leasing (Ireland) Limited (formerly Justinvale Limited)	Ireland	Not Applicable	The Boat House Bishop Street Dublin 8 Ireland
Integra Leasing AS	Norway	98-0592439	Stavanger Lufthavn 4050 Sola Norway
Lloyd Bass Strait Helicopters Pty. Ltd.	Australia	98-0592398	Level 4, 1060 Hay Street West Perth, WA Australia 6005
Lloyd Helicopters International Pty Ltd.	Australia	98-0592400	Level 4, 1060 Hay Street West Perth, WA Australia 6005
Lloyd Helicopters Pty. Ltd.	Australia	98-0592393	Level 4, 1060 Hay Street West Perth, WA Australia 6005
Lloyd Helicopter Services Limited	Scotland	98-0596781	CHC House Howe Moss Drive Kirkhill Industrial Estate Dyce Aberdeen AB21 0GL Scotland
Lloyd Helicopter Services Pty. Ltd.	Australia	98-0592394	Level 4, 1060 Hay Street West Perth, WA Australia 6005
CHC Helicopter Australia Pty Ltd (previously known as Lloyd Off-Shore Helicopters Pty. Ltd.)	Australia	98-0592402	Level 4, 1060 Hay Street West Perth, WA Australia 6005
Management Aviation Limited	England	98-0592135	CHC House Howe Moss Drive Kirkhill Industrial Estate Dyce Aberdeen AB21 0GL Scotland

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Superintendent of Banks of the State of New York	One State Street, New York, NY 10004-1417

Federal Reserve Bank of New York	33 Liberty Street New York, NY 10045

Federal Deposit Insurance Corporation	550 17th Street, N.W. Washington, D.C. 20429 3501 N. Fairfax Drive Arlington, VA 22226

The Clearing House Association, L.L.C.	450 West 33rd Street New York, NY 10001

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligors.

If any of the obligors is an affiliate of the trustee, describe each such affiliation.

None.

3-15.	Pursuant to General Instruction B of the Form T-1, no responses are included for Items 3-15 of this Form T-1 because, to the best of The Bank of New York Mellon’s knowledge, the obligors are not in default on any securities issued under indentures under which The Bank of New York Mellon acts as trustee and the trustee is not a foreign trustee as provided under Item 15.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.

A copy of the Organization Certificate of The Bank of New York Mellon (formerly The Bank of New York and formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735.)

4.	A copy of the existing By-Laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-187806)

6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152735.)

7.	A copy of the latest report of condition of the trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 29th day of May, 2013.

THE BANK OF NEW YORK MELLON

By:	/s/ Jaime Nielsen
Jaime Nielsen
Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

of One Wall Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business March 31, 2013, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar amounts in thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	3,009,000
Interest-bearing balances	110,366,000
Securities:
Held-to-maturity securities	11,679,000
Available-for-sale securities	90,658,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	12,000
Securities purchased under agreements to resell	1,507,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	30,711,000
LESS: Allowance for loan and lease losses	214,000
Loans and leases, net of unearned income and allowance	30,497,000
Trading assets	5,884,000
Premises and fixed assets (including capitalized leases)	1,170,000
Other real estate owned	3,000
Investments in unconsolidated subsidiaries and associated companies	1,054,000
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	6,401,000
Other intangible assets	1,414,000

Other assets	13,654,000

Total assets	277,308,000

LIABILITIES
Deposits:
In domestic offices	119,812,000
Noninterest-bearing	74,186,000
Interest-bearing	45,626,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	113,384,000
Noninterest-bearing	7,043,000
Interest-bearing	106,341,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	1,566,000
Securities sold under agreements to repurchase	684,000
Trading liabilities	6,555,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	3,766,000
Not applicable
Not applicable
Subordinated notes and debentures	1,065,000
Other liabilities	11,146,000

Total liabilities	257,978,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	9,791,000
Retained earnings	8,517,000
Accumulated other comprehensive income	-463,000
Other equity capital components	0
Total bank equity capital	18,980,000
Noncontrolling (minority) interests in consolidated subsidiaries	350,000
Total equity capital	19,330,000

Total liabilities and equity capital	277,308,000

I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas P. Gibbons, Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Gerald L. Hassell Catherine A. Rein Michael J. Kowalski	Directors